 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-116022) on Form S-8 of QCR Holdings, Inc. of our report dated June 26, 2024 relating to our audit of the financial statements of QCR Holdings, Inc. 401(k) Plan as of and for the year ended December 31, 2023 which appears in the annual report on Form 11-K of QCR Holdings, Inc. 401(k) Plan for the year ended December 31, 2024.

/s/ Plante & Moran, PLLC

Chicago, Illinois

July 8, 2025